UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2006 (June 12, 2006)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 Other Event

Item 8.01. Other Event

On June 12, 2006, U.S. Energy Corp. (“USE”) received the Final Arbitration Award from the Arbitrator in the litigation initiated by Coastline Capital Partners as plaintiff (USE as defendant) in May 2005, in U.S. District Court, District of Wyoming. The parties agreed to binding arbitration on March 30, 2006, and the matter was tried before the Arbitrator on April 18 and 19, 2006. For information on the background of the dispute, please see Item 1 of Part II in USE’s Form 10-Q for the three months ended March 31, 2006.

The Arbitrator found in favor of the plaintiff for recovery of partial performance fees related to a breach of contract claim, related to an engagement letter and various transactions in 2004. Pursuant to an agreement between the parties setting the lower and upper limits of recovery from arbitration, USE will pay the maximum amount ($395,000) to Coastline. Upon payment, the dispute is fully resolved and will be dismissed with prejudice by the parties.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 15, 2006	By:	/s/Keith G. Larsen
Keith G. Larsen, Chairman and CEO